(h)(7) Transfer Agency Agreement dated Feb. 1, 1999 between Registrant and American Express Client Service Corporation

(p)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated January 14, 1999.

(p)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated March 1, 1999.

(p)(3) Trustee's Power of Attorney to sign Amendments to this Registration Statement, dated January 14, 1999.

(p)(4) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated March 1, 1999.